Exhibit 2.2

First Amendment to Agreement and Plan of Merger by and between eAutoclaims.com,
           Inc. and Premier Express Claims, Inc. dated June 8th 2000.


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                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT ("Amendment") to the Agreement and Plan of Merger ("Agreement") made as of the 8th day of June, 2000, by and among
EAUTOCLAIMS.COM, INC., a Nevada corporation ("EAUTOCLAIMS"). EAUTOCLAIMS ACQUISITION CORPORATION, a South Carolina corporation ("Merger Sub"), PREMIER EXPRESS CLAIMS, INC., a South Carolina corporation ("PEC"), and RANDY WRIGHT and REED MATTINGLY, collectively referred to as "Stockholders" and individually as "Stockholder" or "Mr. Wright" and "Mr. Mattingly", is made and entered into this ______ day of ____________, 2000.

         The Parties, intending to be legally bound, agree as follows:



1. Sections 2.7 (a) and (b) of the Agreement are hereby amended to read as follows:

                  (a)      To be received by Mr. Wright -

                           $ 160,000 by wire transfer; plus -

                           $ 104,000 in the form of a promissory note (the "Note") of EAUTOCLAIMS, substantially in the form of Exhibit ___ attached hereto, to be secured by the pledge of all of the capital stock of PEC pursuant to the terms of a Pledge Agreement, substantially in the form or Exhibit ___ attached hereto, the guarantee of the Note by PEC substantially in the form of the Guarantee Agreement attached hereto as Exhibit ___ and the grant of a security interest in all of the assets of PEC substantially in the form of the Security Agreement attached hereto as Exhibit ___, plus -

                           a certificate for the number of shares of EUATOCLAIM's commons stock having a value of $1,056,000 based on the share market closing price of EAUTOCLAIM's common stock for the trading day occurring May 17, 2000, but in no event shall the price for such stock be greater than $4.125 per share for th purpose of calculating the number of shares of EAUTOCLAIM's common stock issued to Mr. Wright hereunder.

                     (b)   To be received by Mr. Mattingly -

                           $ 40,000 by wire transfer; plus -

                           $ 26,000 in the form of a promissory note (the "Note") of EAUTOCLAIMS, substantially in the form of Exhibit ___ attached hereto, to be secured by the pledge of all of the capital stock of PEC pursuant to the terms of a Pledge Agreement, substantially in the form or Exhibit ___ attached hereto, the guarantee of the Note by PEC substantially in the form of the Guarantee Agreement attached hereto as Exhibit ___ and the grant of a security interest in all of the assets of PEC substantially in the form of the Security Agreement attached hereto as Exhibit ___, plus -

                           a   certificate   for  the   number   of   shares  of
                           EUATOCLAIM's commons stock having a value of $ 264,000 based on the share market closing price of EAUTOCLAIM's common stock for the trading day occurring May 17, 2000, but in no event shall the price for such stock be greater than $4.125 per share for th purpose of calculating the number of shares of EAUTOCLAIM's common stock issued to Mr. Wright hereunder.

1. In all other respects the Agreement is hereby reaffirmed and agreed to in its entirety.


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         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this
Amendment as of the date indicated above.

EAUTOCLAIMS.COM, INC.

By:______________________

Name: Eric Seidel

Title:   President

STOCKHOLDERS

-----------------------
Randal K. Wright


------------------------
S. Reed Mattingly

PREMIER EXPRESS CLAIMS, INC.

By:______________________

Name: Randal K. Wright

Title: President


EAUTOCLAIMS.COM ACQUISITION CORPORATION

By:______________________

Name: Eric Seidel

Title:   President